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                                                                    Exhibit 23.2

                      [PriceWaterhouseCoopers Letter Head]
________________________________________________________________________________

                                                            Kesselman& Kesselman
                                             Certified Public Accountants (lsr.)
                                                  Trade Tower, 25 Hamered Street
                                                           Tel Aviv 68125 Israel
                                               P.O.Box 452 Tel Aviv 61003 Israel
                                                        Telephone +972-3-795-555
                                                        Facsimile +972-3-795-556


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration on Form F-4 No. 333-71422 of our report dated February 27, 2000, with respect to the consolidated financial statements of Gilat Satellite Networks Ltd. ("Gilat") as of December 31, 1999 and for the years in the period then ended included in Gilat's Annual Report on Form 20-F/A for the year ended December 31, 2000. We also consent to the reference to us under the headings "Experts" in the Registration Statement".



 /s/ Kesselman & Kesselman

Kesselman & Kesselman
Certified Public Accountants (Isr.)





Tel Aviv, Israel
  March 1, 2002









Kesselman & Kesselman is a member of PricewaterhouseCoopers International Limited, a company limited by guaranteed registered in England and Wales.